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                                                                    EXHIBIT 21.1

                    NEUROCRINE BIOSCIENCES INC. SUBSIDIARIES

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
NAME OF SUBSIDIARY                                      STATE OF INCORPORATION
Neurocrine Commercial Operations, Inc.                        Delaware
Neurocrine HQ, Inc.                                           Delaware
Neurocrine International LLC                                  Delaware
Science Park Center LLC                                       California